Infinity Investors Limited
                          ("Infinity")


                        October 23, 2000


Global Technology Value Partners Limited
 ("Purchaser")

          Re: Proposed transfer of 6,869,854 shares of the Common Stock of Edge Technology Group, Inc.
               (formerly known as Visual Edge Systems Inc.)
               currently held by Infinity to Purchaser.

Gentlemen:

     Infinity proposes to sell to Purchaser in a single negotiated transaction, and Purchaser desires to purchase from Infinity, 6,869,854 shares of common stock (the "Infinity Shares") of Edge Technology Group, Inc., a Delaware corporation (the "Company"), for an aggregate purchase price of $5,500,000 (the "Purchase Price") or approximately $.80 per Share. The Infinity Shares are being transferred to and acquired by the Purchaser under the conditions and upon the representations contained in this letter agreement (the "Letter Agreement").

     Infinity hereby sells, transfers and delivers to Purchaser, and Purchaser hereby purchases and accepts from Infinity, the Infinity Shares in exchange for Purchaser's promise to pay the Purchase Price in cash in full on or before June 30, 2001. Purchaser may prepay the Purchase Price in whole or in part at any time prior to June 30, 2001 without penalty.

     Contemporaneous herewith, Infinity and Purchaser shall execute a Pledge Agreement in the form set forth on Exhibit A hereto pursuant to which Purchaser shall grant a security interest in the Infinity Shares to Infinity to secure payment of the Purchase Price. Infinity shall deliver certificates representing the Infinity Shares, with a Stock Power duly endorsed by Infinity in favor of Purchaser in the form set forth on Exhibit B hereto, to the Company's Stock Transfer Agent, accompanied by (i) the letter attached hereto as Exhibit C signed by Infinity and countersigned by the Company, and (ii) an opinion of counsel for Infinity addressed to the Company in the form attached hereto as Exhibit D.

     Purchaser hereby represents and warrants to each of the Company and Infinity that:

     (a) Purchaser is acquiring the Infinity Shares for its own account and for investment purposes only.

     (b) Purchaser is not acquiring the Infinity Shares with a view to dividing its participation with others or with a view to or in connection with any offering or distribution in violation of Section 5 of the Securities Act of 1933, as amended (the "Act"), or any other applicable federal or state securities laws.

     (c) Purchaser has no contract, undertaking, arrangement or agreement with any person to sell or transfer to any such person or to have any such person sell for Purchaser all or any of said Infinity Shares, and Purchaser is not engaged in and does not within the foreseeable future, plan to engage in any venture with any person relative to the sale or transfer of any of the said Infinity Shares.

     (d) Purchaser has no present obligation, indebtedness or commitment, nor are any circumstances in existence, which will compel Purchaser to secure funds by the sale of any of the said Infinity Shares, nor is Purchaser a party to any plan or undertaking which would require or contemplate that proceeds from the sale of all or a part of said Infinity Shares be utilized in connection therewith.

     (e) Purchaser does not anticipate acquiring the Infinity Shares for sale or other distribution upon the occurrence or non-occurrence of some predetermined event or upon the lapse of any particular period of time.

     (f) Purchaser has not been induced to acquire the Infinity Shares by the use of advertisements or any form of public solicitation by the Company, Infinity, or their respective agents or representatives, and Purchaser has not and does not intend to pay any commission or other remuneration to any person in connection with its acquisition of the Infinity Shares.

     (g) The Infinity Shares will be held by Purchaser subject to all applicable provisions of the Act, the Rules and Regulations of the Securities and Exchange Commission thereunder, and all applicable state securities laws and rules thereunder.

     (h) Purchaser understands that the Infinity Shares have not been registered under the Act, or under the securities laws of any state, and that the Infinity Shares cannot be sold unless they are subsequently registered under the Act and/or applicable state securities laws or unless exemptions from such registration provisions are available. Purchaser understands that the certificates representing the Infinity Shares and any and all securities issued in replacement therefor or exchanged therefor shall bear the following legend, or one substantially similar thereto:

               THE SHARES REPRESENTED BY THIS CERTIFICATE
               HAVE NOT BEEN REGISTERED PURSUANT TO THE
               SECURITIES ACT OF 1933, AS AMENDED, OR
               APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE TRANSFERRED UNLESS THEY ARE SO REGISTERED OR, IN THE OPINION OF COUNSEL ACCEPTABLE TO THIS CORPORATION, SUCH TRANSFER IS EXEMPT FROM REGISTRATION.

     (i) Purchaser understands that, although an exemption from registration under Rule 144 under the Act may become available for certain resales of the Infinity Shares, various significant conditions of Rule 144 must be satisfied prior to any sale in reliance thereon.

     (j) Purchaser understands that ownership of the Infinity Shares involves substantial risk. Purchaser acknowledges that Purchaser has evaluated such risk and has determined that the Infinity Shares are suitable investments. Purchaser considers itself sophisticated in financial and business matters and is capable of evaluating the merits and risks of an investment of this type and of protecting its own interests in connection with this transaction.

     (k) Purchaser represents that it is an "accredited investor" as such term is defined in Rule 501(a) of the Act.

     (l) Purchaser understands that each of the Company and Infinity are relying on the accuracy of the representations made herein and, but for the existence of this letter, Infinity would not sell the Infinity
          Shares and the Company would not consent to the transfer thereof.

     (m) Purchaser or its representatives have been provided access to business and financial information regarding the Company and have had the opportunity to attend a meeting with representatives of the Company for the purpose of asking questions of and receiving answers from the officers and directors of the Company, concerning the Company's financial position, valuation, opportunities and/or business and to discuss such information with Purchaser's advisors to enable Purchaser to make an informed investment decision regarding the acquisition of the Infinity Shares.

     Infinity hereby represents and warrants to each of the Company and Purchaser that:

     (a) Infinity has good and marketable title in and to the Infinity Shares, free and clear of any charge, claim, encumbrance, lien, option, pledge, security interest, right of first refusal or restriction of any kind, except for the restrictions required by the Act.

     (b) Infinity has full right, power and authority to sell the Infinity Shares as contemplated by this Letter
          Agreement.

     (c) The Infinity Shares have not been sold, assigned, endorsed, transferred or otherwise disposed of by Infinity.

     (d) Infinity did not purchase the Infinity Shares from the Company with a view to distribution of such Infinity
          Shares.

     (e) Infinity is not offering the Infinity Shares in connection with any distribution.

     Miscellaneous

     (a) Infinity and Purchaser Representations. Infinity and Purchaser each hereby acknowledge and agree that a copy of this Letter Agreement may be delivered to the Company and that the representations and warranties set forth herein may be relied upon by the Company in connection with the Company's issuance of any instructions to the Company's Stock Transfer Agent with regards to the sale of the Infinity Shares.

     (b) Governing Law. This Letter Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law.

     (c) Complete Agreement. This Letter Agreement represents the entire agreement between the parties with respect to the transaction described herein and, except as provided herein, supersedes all previous negotiations, commitments and writings with respect to such transaction.

     (d) Indemnity. Purchaser hereby agrees to defend, indemnify and hold harmless Infinity from and against any and all damages, losses, costs, liabilities and expenses (including reasonable attorneys' fees) arising out of or related to any breach of the representations, warranties or covenants of Purchaser under this Letter Agreement. Infinity hereby agrees to defend, indemnify and hold harmless Purchaser from and against any and all damages, losses, costs, liabilities and expenses (including reasonable attorneys' fees) arising out of or related to any breach of the representations, warranties or covenants of Infinity under this Letter Agreement.


                    (signature page follows)

                              INFINITY INVESTORS LIMITED



                              By:/s/ James A. Loughran
                                 -------------------------------
                              Name: James A. Loughran
                                    -----------------------------
                              Title:  Director
                                     ----------------------------




ACKNOWLEDGED AND AGREED:

GLOBAL TECHNOLOGY VALUE PARTNERS LIMITED



By: /s/ Benjamin R. N. Warner
    -------------------------------------
Name:     Benjamin R. N. Warner
     ------------------------------------
Title:    Director
     ------------------------------------


COMPANY:

EDGE TECHNOLOGY GROUP, INC
(formerly known as Visual Edge Systems Inc.)


By: /s/  Pierre Koshakji
  -------------------------------------------
Name:     Pierre Koshakji
     ----------------------------------------
Title:    Chief Executive Officer
       ---------------------------------------

                            EXHIBIT A
                            ---------

                        PLEDGE AGREEMENT

                            EXHIBIT B
                            --------
                          STOCK POWER

                            EXHIBIT C
                           ----------

                       TRANSFER AGENT LETTER

                            EXHIBIT D
                            ---------

                  OPINION OF INFINITY'S COUNSEL